EXHIBIT 1

                            SHARE EXCHANGE AGREEMENT

      SHARE EXCHANGE AGREEMENT made as of December 31, 1998, by and among Global Intellicom, Inc., a Nevada corporation ("GBIT"); Global-Insync, Incorporated a Virginia corporation ("GII" or the "Company"); and GII Acquisition Corp., a Delaware corporation ("GAC").

      WHEREAS, GII is a wholly owned subsidiary of GBIT; and

      WHEREAS, GAC desires to acquire all of the issued and outstanding shares of common stock of GII from GBIT in exchange for an aggregate of 3,500 shares of a newly designated class of GAC preferred stock called GII Acquisition Corp. Series A 9% Preferred Stock (the "Preferred Stock") the ("Exchange Offer"); and

      WHEREAS, the voluntary share exchange contemplated hereby will result in GBIT tendering all of the outstanding common stock of GII to GAC in exchange solely for the Preferred Stock.

      NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                    ARTICLE 1
                             EXCHANGE OF SECURITIES

      1.1 Issuance of Shares. Subject to all of the terms and conditions of this Agreement, GAC agrees to cause GII to issue 3,500 shares of Preferred Stock to GBIT in exchange for all of the issued and outstanding shares of GII's Common Stock.

      1.2 Exemption from Registration. The parties hereto intend that the Preferred Stock to be issued by GII to GBIT shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and Rule 506 of Regulation D under such Act.

                                    ARTICLE 2
                      REPRESENTATIONS AND WARRANTIES OF GII

      Except  as  disclosed   in  Schedule  2  which  is  attached   hereto  and
incorporated herein by reference, GII hereby represents and warrants to GAC that:

      2.1 Organization. GII is a corporation duly organized, validly existing, and in good standing under the laws of the state of Virginia, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do

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business and is in good standing in each of the jurisdictions where its business requires qualification.

      2.2 Capital. The authorized capital stock of the Company consists of the shares of common stock set forth on Schedule 2. Schedule 2 also sets forth the number of shares of common stock which are issued and outstanding. There are no other classes of capital stock authorized, issued or outstanding. All of the issued and outstanding shares of the Company's common stock are duly authorized, validly issued, fully paid, and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating the Company to issue or to transfer from treasury any additional shares of its capital stock of any class.

      2.3 Subsidiaries. The Company has no subsidiaries except for National Computer Resources, Inc., a corporation ("NCRI"); and Natcom Automated
Solutions, Inc., a corporation ("NASI"). (NCRI and NASI are sometimes hereinafter referred to collectively as the "Subsidiaries" and individually as a "Subsidiary".)

      2.4 Directors and Officers. Schedule 2 contains the names and titles of all directors and officers of the Company and each Subsidiary as of the date of this Agreement.

      2.5 Financial Statements. The Company has delivered to GAC its audited balance sheet, statement of operations, statement of stockholders' equity and statement of cash flows as of and for the period ended December 31, 1997, and its unaudited balance sheet and statement of operations for the nine months ended September 30, 1998 (the "Company Financial Statements"). The Company Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition of the Company as of September 30, 1998.

      2.6 Absence of Changes. Since September 30, 1998, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of the Company's knowledge, the Company has conducted its business only in the ordinary course and has not experienced or suffered any material adverse change in the condition (financial or otherwise), results of operations, properties, business or prospects of the Companies taken as a whole or waived or surrendered any claim or right of material value.

      2.7 Absence of Undisclosed Liabilities. Neither the Company nor any of its properties or assets are subject to any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the Company Financial Statements presented to GAC or have otherwise been disclosed in writing to GAC.

      2.8 Tax Returns. Except as disclosed to GAC, within the times and in the manner prescribed by law, the Company has filed all federal, state and local tax returns required by law, or


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has  filed  extensions  which  have not yet  expired,  and has  paid all  taxes, assessments and penalties due and payable, except for amounts which are not material to the Companies, taken as a whole.

      2.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, GAC and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of the Company. The Company shall make available to GAC and/or its attorneys all books and records of the Company and each Subsidiary. The Company may request that any person receiving information with respect to it shall execute and deliver an appropriate confidentiality agreement as a condition to such receipt.

      2.10 Compliance with Laws. The Company and the Subsidiaries have each complied with, and are not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business, except for matters which would not have a material affect on the Company or its properties taken as a whole.

      2.11 Litigation. Except as disclosed in writing to GAC, the Company is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or its business, assets or financial condition, except for matters which would not have a material affect on the Companies or their properties taken as a whole. The Company is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. The Company is not engaged in any lawsuit to recover any material amount of monies due to it. GII and GBIT are subject to a temporary restraining order (the "TRO") in an action entitled Source Code Corporation, et al v. Global Intellicom Inc. et al 99- 270 (Massachusetts Superior Court, Norfolk) which would prevent the consummation of this transaction. It is a condition to the consummation of the transactions contemplated hereby that the TRO either be modified to permit this transaction or that a consent to this transaction from the plaintiffs be obtained by the GBIT and GII.

      2.12 Authority. The Company has full corporate power and authority to enter into this Agreement. The board of directors of the Company has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of the Company and the performance of the obligations of the Company under this Agreement. No other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement by the Company or the performance of its obligations under this Agreement. This Agreement is, when executed and delivered by the Company, and will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

      2.13 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by the Company of its obligations under this Agreement, nor the


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consummation of the transactions  contemplated  under this Agreement will to the best of the Company's knowledge: (a) materially violate any provision of the Company's articles of incorporation or by-laws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a material default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of the Company, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which the Company is bound; (d) result in the creation or imposition of any security interest, lien, or other encumbrance upon any material property or assets of the Company; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which the Company is bound or subject. GII and GBIT are subject to a temporary restraining order (the "TRO") in an action entitled Source Code Corporation, et al v. Global Intellicom Inc. et al 99-270 (Massachusetts
Superior  Court,   Norfolk)  which  would  prevent  the   consummation  of  this
transaction. It is a condition to the consummation of the transactions contemplated hereby that the TRO either be modified to permit this transaction or that a consent to this transaction from the plaintiffs be obtained by the GBIT and GII.

      2.14 Full Disclosure. None of the representations and warranties made by the Company herein, or in any schedule, exhibit or certificate furnished or to be furnished in connection with this Agreement by the Company, or on its behalf, contains or will contain any untrue statement of material fact.

      2.15 Assets. The Company has good and marketable title to all of its tangible properties and such tangible properties are not subject to any material liens or encumbrances. Notwithstanding the foregoing, the Company has financed certain operating assets and incurred liens in connection therewith as set forth in the Company Financial Statements.

      2.16 Material Contracts and Obligations. Attached hereto on Schedule 2 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which each Company is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by the Company in excess of $50,000; or which involve transactions or proposed transactions between the Company and its officers and directors. Excluded from such list are sales in the ordinary course of business of the Company. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by GAC and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

      2.17 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by the Company in connection with:
(a) the execution and delivery by the Company of this Agreement; (b) the performance by the Company of its obligations under this Agreement; or (c) the consummation by the Company of the transactions contemplated under this Agreement.


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

                                    ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF GBIT

      Except  as  disclosed   in  Schedule  3  which  is  attached   hereto  and
incorporated herein by reference, or in the Disclosure Documents (as hereinafter defined), GBIT hereby represents and warrants to GAC that:

      3.1 Organization. GBIT is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

      3.2 Stock Ownership. GBIT owns all of the capital stock of GII free and clear of any claim or encumbrance.

      3.3 Subsidiaries. Except as set forth in schedule 3, GBIT has no subsidiaries.

      3.4 Directors and Officers. Schedule 3 contains the names and titles of all directors and officers of GBIT as of the date of this Agreement.

      3.5 Financial Statements and Disclosure Documents. GBIT has delivered to GAC its audited consolidated balance sheet, consolidated statement of operations, consolidated statement of stockholders' equity and consolidated statement of cash flows as of and for the period ended December 31, 1997, and its unaudited consolidated balance sheet, and consolidated statement of operations for the nine months ended September 30, 1998 (the "GBIT Financial Statements"). The GBIT Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition of the Companies as of September 30, 1998. GBIT has also delivered to GAC a copy of each and every document filed by it since January 1, 1998 with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such documents are hereinafter referred to as the "Disclosure Documents". Any information included in the Disclosure Documents, or in any exhibit thereto (copies of which exhibits will be made available to GAC and/or its attorneys on request) shall be deemed to be a part of Schedule 3, and Schedule 2, as though fully set forth therein.

      3.6 Absence of Changes. Since September 30, 1998, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of GBIT's knowledge, GBIT has conducted its business only in the ordinary course and has not experienced or suffered any material adverse change in the condition (financial or otherwise), results of


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

operations, properties, business or prospects of GBIT taken as a whole or waived or surrendered any claim or right of material value.

      3.7 Absence of Undisclosed Liabilities. GBIT and its properties or assets are subject to any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the Financial Statements or Disclosure Documents presented to GAC or have otherwise been disclosed in writing to GAC.

      3.8 Tax Returns. Within the times and in the manner prescribed by law, GBIT has filed all federal, state and local tax returns required by law, or has filed extensions which have not yet expired, and has paid all taxes, assessments and penalties due and payable, except for amounts which are not material to GBIT, taken as a whole.

      3.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, GAC and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of GBIT. GBIT shall make available to GAC and/or its attorneys all books and records of such Company. A Company may request that any person receiving information with respect to it shall execute and deliver an appropriate confidentiality agreement as a condition to such receipt.

      3.10 Compliance with Laws. GBIT have each complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business, except for matters which would not have a material affect on GBIT or its properties taken as a whole. Further, GBIT has filed all periodic reports required to be filed by it under the Exchange Act. GBIT represents that the reports filed by GAC under the 1934 Act are true, accurate and complete and do not omit to state a fact necessary to be stated in order to make the statements made therein not misleading.

      3.11 Litigation. Except as disclosed in writing to GAC, GBIT is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of GBIT, threatened against or affecting GBIT or its business, assets or financial condition, except for matters which would not have a material affect on GBIT or their properties taken as a whole. GBIT is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. GBIT is not engaged in any lawsuit to recover any material amount of monies due to it. GII and GBIT are subject to a temporary restraining order (the "TRO") in an action entitled Source Code Corporation, et al v. Global Intellicom Inc. et al 99-270 (Massachusetts Superior Court, Norfolk) which would prevent the consummation of this transaction. It is a condition to the consummation of the transactions contemplated hereby that the TRO either be modified to permit this transaction or that a consent to this transaction from the plaintiffs be obtained by the GBIT and GII.


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

      3.12 Authority. GBIT has full corporate power and authority to enter into this Agreement. The board of directors of GBIT has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of GBIT and the performance of the obligations of GBIT under this Agreement. No other corporate proceedings on the part of GBIT are necessary to authorize the execution and delivery of this Agreement by GBIT or the performance of its obligations under this Agreement. This Agreement is, when executed and delivered by GBIT, and will be a valid and binding agreement of GBIT, enforceable against GBIT in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

      3.13 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by GBIT of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will to the best of GBIT's knowledge: (a) materially violate any provision of GBIT's articles of incorporation or by-laws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a material default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of GBIT, or require the payment of any prepayment or other penalties;
(c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which GBIT is bound; (d) result in the creation or imposition of any security interest, lien, or other encumbrance upon any material property or assets of GBIT; or (e) violate any statute or law or any judgment,  decree,  order,  regulation  or rule  of any  court  or  governmental authority  to which  GBIT is bound or  subject.  GII and GBIT are  subject  to a temporary  restraining  order  (the  "TRO") in an action  entitled  Source  Code
Corporation, et al v. Global Intellicom Inc. et al 99-270 (Massachusetts Superior Court, Norfolk) which would prevent the consummation of this transaction. It is a condition to the consummation of the transactions contemplated hereby that the TRO either be modified to permit this transaction or that a consent to this transaction from the plaintiffs be obtained by the GBIT and GII.

      3.14 Full Disclosure. None of the representations and warranties made by GBIT herein, or in any schedule, exhibit or certificate furnished or to be furnished in connection with this Agreement by GBIT, or on its behalf, contains or will contain any untrue statement of material fact.

      3.15 Assets. GBIT has good and marketable title to all of the shares of the Companies.

      3.16 Material Contracts and Obligations. Included in Schedule 3 or in the Disclosure Documents incorporated therein is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which each Company is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by GBIT in excess of $50,000; or which involve transactions or proposed transactions between GBIT and its officers and directors. Excluded from such list are sales in the ordinary course of business of GBIT. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by GAC and its counsel. All of such agreements


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

and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

      3.17 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by GBIT in connection with: (a) the execution and delivery by GBIT of this Agreement; (b) the performance by GBIT of its obligations under this Agreement; or (c) the consummation by GBIT of the transactions contemplated under this Agreement.

      3.18 No Prior or Pending Investigation. GBIT is not aware of any prior or pending investigations or legal proceedings by the SEC, any state securities regulatory agency, or any other governmental agency regarding GBIT or any officers or directors of GBIT or any shareholders or controlling persons of such shareholders.

                                    ARTICLE 4
                      REPRESENTATIONS AND WARRANTIES OF GAC

      Except  as  disclosed   in  Schedule  4  which  is  attached   hereto  and
incorporated  herein by reference,  GAC represents and warrants to GBIT and each
Company:

      4.1 Organization. GAC is a corporation duly organized, valid existing, and in good standing under the laws of Delaware, has all necessary corporate powers to own properties and to carry on business, and it is not now conducting any business, except to the extent to which the effecting of the transaction contemplated by this Agreement constitutes doing business.

      4.2 Capitalization. The authorized capital stock of GAC consists of 1,000 shares of no par value Common Stock all of which are currently issued and outstanding and 10,000 shares of "blank check" preferred stock, par value $.01 per share, of which 3,500 shares have been designated as the Preferred Stock, no shares of any series of preferred stock are issued and outstanding. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating GAC to issue or to transfer from treasury any additional shares of its capital stock of any class.

      4.3 Subsidiaries. GAC does not presently have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

      4.4 Directors and Officers. Schedule 4 contains the names and titles of all directors and officers of GAC as of the date of this Agreement.

      4.5 Financial Statements. GAC does not have any financial statements. GAC has been organized expressly for the purpose of entering into this transaction and other than for activities incident to its organization, has not engaged in any business activities.


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      4.6  Absence of Changes.  GAC's  business  prior to the closing  hereunder shall consist solely of activities preparatory to the closing hereunder.

      4.7 Absence of Undisclosed Liabilities. To the best of GAC's knowledge, neither GAC nor any of its properties or assets are subject to any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due other than the costs and expenses of its organization and of the transaction contemplated by this Agreement.

      4.8 Tax Returns. GAC has not been required to file any tax returns.

      4.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, GBIT and each Company shall have the opportunity to meet with GAC's accountants and attorneys to discuss the financial condition of GAC. GAC shall make available to GBIT and each Company all books and records of GAC.

      4.10 Compliance with Laws. To the best of GAC's knowledge, GAC has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business.

      4.11 Litigation. GAC is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of GAC, threatened against or affecting GAC or its business, assets, or financial condition. GAC is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality. GAC is not engaged in any legal action to recover moneys due to it.

      4.12 Authority. GAC has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this
Agreement. The Board of Directors of GAC has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of GAC, the performance of the obligations of GAC under this Agreement and the consummation by GAC of the transactions contemplated under this Agreement. No other corporate proceedings on the part of GAC are necessary to authorize the execution and delivery of this Agreement by GAC in the performance of its obligations under this Agreement. This Agreement is, and when executed and delivered by GAC, will be a valid and binding agreement of GAC, enforceable against GAC in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

      4.13 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by GAC of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will, to the best of GAC's knowledge: (a) violate any provision of GAC's articles of incorporation or bylaws; (b) with or without the giving


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of notice or the passage of time, or both,  violate,  or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of GAC, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which GAC is bound; (d) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of GAC; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which GAC is bound or subject.

      4.14 Validity of GAC Shares. The shares of Preferred Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

      4.15 Full Disclosure. None of the representations and warranties made by GAC herein, or in any exhibit, certificate or memorandum furnished or to be furnished by GAC, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

      4.16 Assets. GAC has good and marketable title to all of its tangible properties and such tangible properties are not subject to any material liens or encumbrances.

      4.17 Material Contracts and Obligations. GAC has no material contracts to which it is a party or by which it is bound.

      4.18 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by GAC in connection with: (a) the execution and delivery by GAC of its obligations under this Agreement; (b) the performance by GAC of its obligations under this Agreement; or (c) the consummation by GAC of the transactions contemplated by this Agreement.

      4.19 Real Property. GAC does not own, use or claim any interest in any real property, including without limitation any license, leasehold or any similar interest in real property.

                                    ARTICLE 5
                                    COVENANTS

      5.1 Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request. If the transaction contemplated hereby is not completed, all documents received by each party and/or its attorneys and


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

accountants, auditors or other authorized representatives shall be returned to the other party who provided same upon request. The parties hereto, their directors, employees, agents and representatives shall not disclose any of the information described above unless such information is already disclosed to the public, without the prior written consent of the party to which the confidential information pertains. Each party shall take such steps as are necessary to prevent disclosure of such information to unauthorized third parties.

      5.2 Conduct of Business. Prior to the Closing, each party each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Except for the filling of a certificate of designation for the Preferred Shares as provided herein, no party shall amend its Articles of Incorporation or By-laws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business except as otherwise contemplated herein. Notwithstanding the foregoing GBIT shall be allowed to seek additional financing and issue stock, preferred stock and indebtedness without the consent of GAC or the Companies.

                                    ARTICLE 6
                    CONDITIONS PRECEDENT TO GAC'S PERFORMANCE

      6.1 Conditions. The obligations of GAC hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article 5. GAC may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by GAC of any other condition of or any of GAC's other rights or remedies, at law or in equity, if GBIT or any of the Companies shall be in default of any of their representations, warranties, or covenants under this Agreement.

      6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by GBIT and GII in this Agreement or in any written statement that shall be delivered to GAC by GBIT and/or the any Company under this Agreement shall be true and accurate on and as of the Closing Date in all material respects as though made at that time.

      6.3 Performance. GBIT and GII shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

      6.4 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against GBIT or GII on or before the Closing Date. In furtherance thereof, GBIT and/or GII shall have either effected a lifting or


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

modification of the TRO or shall have obtained such consents as the TRO, in the reasonable opinion of GAC and its counsel shall not be an impediment to this transaction.

      6.5 Officer's Certificate. GBIT and GII shall have delivered to GAC a certificate, dated the Closing Date, and signed by the Chief Executive Officer of GBIT, certifying that each of the conditions specified in Sections 6.2 through 6.4 hereof have been fulfilled.

      6.6 Indemnification Agreement. GAC shall have received the GBIT's agreement, in form and substance reasonably satisfactory to GAC and its counsel, to indemnify GAC and its officers, directors, employees and agents against any claim bought by or in the name of GBIT or its shareholders relating to the transactions contemplated by this Agreement.

                                    ARTICLE 7
                   CONDITIONS PRECEDENT TO GBIT's PERFORMANCE

      7.1 Conditions. GBIT's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article 7. GBIT may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by GBIT of any other condition of or any of GBIT's rights or remedies, at law or in equity, if GAC shall be in default of any of its representations, warranties, or covenants under this Agreement.

      7.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by GAC in this Agreement or in any written statement that shall be delivered to GBIT or the Companies by GAC under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

      7.3 Performance. GAC shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, on or before the Closing Date. GAC shall have filed a Certificate of Designation for the Preferred Shares with the Secretary of State of the State of Delaware which shall have terms and conditions reasonably acceptable to GBIT.

      7.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against GAC on or before the Closing Date.

      7.5 Officer's Certificate. GAC shall have delivered to GBIT and the Companies a certificate, dated the Closing Date, and signed by a duly authorized person of GAC certifying that each of the conditions specified in Sections 7.2 through 7.4 have been fulfilled.


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

                                    ARTICLE 8
                                     CLOSING

      8.1 Closing. The Closing of this transaction shall be held at the offices of Frank J. Hariton, Esq., The Empire State Building, 350 Fifth Avenue - Suite 3000, New York, New York 10118, or such other place as shall be mutually agreed upon, on March 31, 1999, or such other date as shall be mutually agreed upon by the parties. At the Closing:

            (a) GBIT shall deliver the certificates for the shares of GII to GAC.

            (b) GBIT shall receive a certificate for 3,500 shares of Preferred Stock.

            (c) GAC shall deliver a signed Consent and/or Minutes of the Directors of GAC approving this Agreement and each matter to be approved by the Directors of GAC under this Agreement.

            (d) GBIT and the Company shall deliver a signed Consent or Minutes of the Directors of GBIT and of the Company approving this Agreement and each matter to be approved by the Directors of GBIT or the Company under this Agreement.

            (e) GAC shall deliver to GBIT an authorized person's certificate, as described in Section 7.5 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this
Agreement on behalf of GAC are true and correct as of, or have been fully performed and complied with by, the Closing Date.

            (f) GBIT and the Company shall deliver an officer's certificate,  as described in Section 6.5 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of GBIT and the Company are true and correct as of, or have been fully performed and complied with by, the Closing Date.

            (g) GBIT shall deliver to GAC the indemnification agreement required under Section 6.6 hereof.

                                    ARTICLE 9
                                  MISCELLANEOUS

      9.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

      9.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.


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

      9.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

      9.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

      9.5 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

      9.6 Choice of Law. This Agreement and its application shall be governed by the laws of the State of New York, except to the extent its conflict of laws provisions would apply the laws of another jurisdiction.

      9.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed or the following day if sent by Federal Express, Airborne Express, DHL, UPS or other recognized overnight courier. Any notice hereunder shall also be transmitted by facsimile. The addresses and facsimile numbers to be used are as follows:

      GAC:

            GAC Acquisition Corp.
            1461A First Avenue - Suite 334
            New York, New York 10021
            Fax: (212) 713-5629

      with a copy to:

            Frank J. Hariton, Esq.
            The Empire State Building
            350 Fifth Avenue - Suite 3000
            New York, New York 10118
            Fax: (212) 695-6007 and (914) 693-2963


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

      GBIT and the Company:

            c/o Global Intellicom, Inc
            747 Third Avenue - 17th Floor
            New York, New York 10117
            Fax (212) 750-2320

      9.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

      9.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

      9.10 Brokers. The parties hereto represent and agree that no broker has brought about the aforementioned transaction and no finder's fee has been paid or is payable by any party. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any broker or person, except as described in this paragraph.

      9.11 Announcements. GAC and GBIT will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

      9.12 Expenses. GAC and GBIT will pay their own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

      9.13 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for herein above, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

      AGREED TO AND ACCEPTED as of the date first above written.

GAC ACQUISITION CORP.                  GLOBAL INTELLICOM, INC. and GLOBAL -
                                       INSYNC, INC

By /s/                                 By /s/
  ---------------------------------      ---------------------------------
          Authorized Signatory           N. Norman Muller, Chairman of the Board


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